Exhibit 10.1

AMENDMENT NO. 6

THIS AMENDMENT NO. 6, dated as of April 22, 2014 (this “Amendment”), is entered into between Infor (US), Inc., a Delaware corporation (“Borrower”), Infor, Inc., a Delaware corporation (“Holdco”), and Bank of America, N.A., as the Administrative Agent (the “Administrative Agent”) and amends that certain Credit Agreement dated as of April 5, 2012 (as amended, supplemented or otherwise modified from time to time, including pursuant to the Refinancing Amendment No. 1, dated as of September 27, 2012, Amendment No. 2, dated as of June 3, 2013, Amendment No. 3 to Credit Agreement, dated as of October 9, 2013, Amendment No. 4, dated as of January 2, 2014, and Amendment No. 5, dated as of January 31, 2014, the “Credit Agreement”), entered into among the Borrower, Holdco, the institutions from time to time party thereto as Lenders (the “Lenders”), the Administrative Agent and the other agents and arrangers named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W  I  T  N  E  S  S  E  T  H:

WHEREAS, pursuant to Section 6.13 of the Credit Agreement, Holdco and the Borrower have notified the Administrative Agent that Holdco and the Borrower intend to change their and their Restricted Subsidiaries’ fiscal years for financial reporting purposes to end on April 30, commencing June 1, 2014 (such change of fiscal years commencing June 1, 2014, the “Fiscal Year End Change”), and the Administrative Agent has acknowledged that the Fiscal Year End Change is reasonably acceptable to the Administrative Agent;

WHEREAS, pursuant to Section 6.13 of the Credit Agreement, Holdco, the Borrower and the Administrative Agent are authorized to make adjustments to the Credit Agreement and the covenants contained therein that are reasonably necessary to reflect the Fiscal Year End Change; and

WHEREAS, Holdco, the Borrower and the Administrative Agent have agreed to make such adjustments to the Credit Agreement and the covenants therein in accordance with Section 6.13 of the Credit Agreement on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS AND ACKNOWLEDGMENTS

SECTION 1.1 Changes in Fiscal Periods. Section 6.13 of the Credit Agreement is hereby amended to replace the reference therein to “May 31” with “April 30”.

SECTION 1.2 Financial Statements. It is hereby acknowledged and agreed that (a) the applicable financial statements delivered pursuant to Section 5.01(b) of the Credit Agreement for the fiscal quarters ending July 31, 2014, October 31, 2014 and

January 31, 2015, will in each case, reflect the applicable financial condition and results of operations during the three-month period ending on such date, (b) the applicable financial statements delivered pursuant to Section 5.01(a) of the Credit Agreement for the fiscal year ending April 30, 2015 will reflect the applicable financial condition and results of operations during (x) with respect to such fiscal year, the eleven-month period beginning June 1, 2014 and ending April 30, 2015 and (y) with respect to the fiscal quarter ending April 30, 2015, the three-month period ending on such date. For the avoidance of doubt, except as expressly described above, the terms and conditions set forth in Sections 5.01(a) and (b) of the Credit Agreement are not intended to be amended or otherwise modified hereby and, for the further avoidance of doubt, such report of such accountants or Financial Officer’s certification, as the case may be, specified therein shall continue to be required to be so delivered.

SECTION 1.3 Consolidated EBITDA; Calculations. For the avoidance of doubt, for purposes of calculating the First Lien Leverage Ratio, Total Leverage Ratio or otherwise determining Consolidated EBITDA of Holdco for any period that includes any of the fiscal quarters ending July 31, 2014, October 31, 2014, January 31, 2015 or April 30, 2015, Consolidated EBITDA for each such fiscal quarter shall be determined based on the financial statements described in Section 1.2 of this Amendment.

SECTION 1.4 Excess Cash Flow. For purposes of calculating Excess Cash Flow for the fiscal year ending April 30, 2015, Excess Cash Flow, including the Consolidated Net Income of Holdco and its Restricted Subsidiaries for such fiscal year, shall be determined based the eleven-month period beginning June 1, 2014 and ending April 30, 2015.

SECTION 1.5 Adjustments to Certain Covenant Baskets. With respect to the fiscal year ending April 30, 2015 (which, for the avoidance of doubt shall be the eleven-month period ending April 30, 2015), each of the following baskets shall be adjusted such that the amount thereof, solely for such fiscal year, shall be deemed to be equal to 91.67% of such amount:

(a) the $25,000,000 per fiscal year basket amount set forth in clause (a)(B) of the definition of the term “Prepayment Event” in Section 1.01 of the Credit Agreement;

(b) the $25,000,000 per fiscal year basket amount set forth in clause (v) of Section 6.05(a) of the Credit Agreement;

(c) the $15,000,000 per fiscal year basket amount set forth in clause (iii)(A) of Section 6.08(a) of the Credit Agreement;

(d) the $25,000,000 per fiscal year basket amount set forth in clause (viii) of Section 6.08(a) of the Credit Agreement; provided, that, for the avoidance of doubt, no such adjustment shall be made to the $35,000,000 per fiscal year basket amount including unused amounts carried over from the prior fiscal year set forth in such clause; and

(e) the $15,000,000 per fiscal year basket amount set forth in clause (h)(x) of Section 6.09 of the Credit Agreement.

ARTICLE II

CONDITIONS PRECEDENT TO EFFECTIVENESS

SECTION 2.1 Conditions Precedent. This Amendment shall become effective as of the first date (such date being referred to as the “Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a) The Administrative Agent shall have received from each of the Borrower and Holdco, either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy, facsimile or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) The Administrative Agent shall have received written notice from the Borrower confirming the effectiveness of the Fiscal Year End Change with respect to Holdco and the Borrower (which may be in the form of an email communication confirming the effectiveness of the Fiscal Year End Change from or on behalf of the Borrower).

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.1 No Other Amendments; References to the Credit Agreement.

(a) As of the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) On and after the Amendment Effective Date, this Amendment shall constitute a Loan Document.

SECTION 3.2 Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 3.3 Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Loan Party, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (including Adobe pdf file) shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 3.4 Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers or signatories hereunder as of the date and year first above written.

INFOR (US), INC.

By:	/s/ Nicole Anasenes
Name:	Nicole Anasenes
Title:	Chief Financial Officer

INFOR, INC.

By:	/s/ Nicole Anasenes
Name:	Nicole Anasenes
Title:	Chief Financial Officer

[Infor Amendment No. 6 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anthea Del Bianco
Name:	Anthea Del Bianco
Title:	Vice President

[Infor Amendment No. 6 to Credit Agreement]